Guidestone Funds: Medium Duration Bond Fund
(604094)
CUSIP: 441060AM2
Quarterly Report from Adviser for the Quarter Ending 09/30/2013

PROCEDURES PURSUANT TO RULE 10f-3*

                                     Securities Purchased

(1)    Name of Underwriters         (GS) GOLDMAN, SACHS
                                    & CO.
                                    CITIGROUP GLOBAL MARKETS INC.
                                    FIFTH THIRD SECURITIES, INC.
                                    J.P. MORGAN SECURITIES LLC
                                    MITSUBISHI UFJ SECURITIES (USA), INC.
                                    MORGAN STANLEY & CO. LLC
                                    PNC CAPITAL MARKETS LLC
                                    RBS SECURITIES INC.
                                    U.S. BANCORP INVESTMENTS, INC.







(2)    Name of Issuer               Hospira Inc

(3)    Title of Security            HOSPIRA, INC. 5.2% 12 AUG 2020"


(4)    Date of Prospectus
       or First Offering            08/07/13


(5)    Amount of
       Total Offering **            350,000,000

(6)    Unit Price
      (Local Currency)              99.751

(7)    Underwriting Spread
       or Commission                0.8750

(8)    Rating                       SP:BBB-/ MD:Ba1/ FT:NA

(9)    Maturity Date                08/12/20

(10)   Current Yield                5.213%

(11)   Yield to Maturity            5.2%

(12)   Subordination Features       Sr. Unsecured




"*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which"
" Goldman, Sachs & Co. (""Goldman Sachs"") or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of US 1940 Act Fund."

" **The amount of the total offering for equity transactions is shown in shares, the amount of the total offering for debt trasactions is shown in dollars."

Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 441060AM2
Quarterly Report from Adviser for the Quarter Ending 09/30/2013

PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(13)     Nature of Political Entity, if any,                N/A
         including, in the case of revenue bonds, underlying entity supplying the revenue

(14)    Total Par Value of Securities Purchased***         475,000.00


(15)    Dollar Amount of Purchases ($)                    $473,817.25


(16)    Number of Securities Purchased                     475,000.00


(17)    Years of Continuous Operation                         At least 3
    (excluding municipal securities; see (25)(d) below        years of
                                                              Operation


(18)    % of Offering Purchased by Fund                       0.1358%

(19)    % of Offering Purchased by                            7.0072%
        all other GSAM-managed Portfolios and Accounts

(20)    Sum of (18) and (19)****                              7.1429%

(21)    % of Fund's Total Assets applied                      0.2348%
        to Purchase

(22)    Name(s) of Underwriter(s) or                         MORGAN
        Dealer(s) from whom Purchased                   STANLEY & CO. LLC


(23)     Is the Adviser, any Subadviser or any
         person of which the Adviser or Subadviser
         is an "affiliated person", a Manager or Co-Manager
         of the Offering?                        Yes_x__    No____

(24)    Were Purchases Designated as Group
        Sales or otherwise allocated to
        the Adviser, any Subadviser or any person
        of which the Adviser or Subadviser is an
       "affiliated person"?                      Yes____    No_x__




"*** For equity securities, the figure shown represents the number of shares purchased.
" ****May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P. ("GSAM") or Goldman Sachs Asset Management International ("="GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold
"by underwriters or members of the selling syndicate to Qualified Institutional Buyers (""QIBs"") plus (B) the principal amount of the class of securities being offered in any concurrent offering.




Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 441060AM2
Quarterly Report from Adviser for the Quarter Ending  09/30/2013



PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(25)    Have the following conditions been satisfied:

    (a) The securities were: (i) part of an issue
    registered under the Securities Act of 1933,
    as amended,  which is being offered to the public;
   (ii) U.S. government securities, as defined
    in Section 2(a)(16) of the Securities Exchange Act
    of 1934, as amended (the "Exchange Act");
   (iii) Eligible Municipal Securities; (iv) securities sold
     in an Eligible Foreign Offering; or (v) were securities
     sold in an Eligible Rule 144A Offering?
                                                       Yes_x__    No____


    (b) The securities were purchased prior to the end of
    the first day on which any sales to the public
    were made, at a price that was not more than
    the price paid by each other purchaser of securities
    in that offering or in any concurrent offering of
    the securities(except, in the case of an Eligible
    Foreign Offering, for any rights to purchase
    required by law to be granted to existing security
    holders of the issue) or, if a rights offering,
    the securities were purchased on or before the
    fourth day preceding the day on which the
    rights offering terminated.                         Yes_x__    No____




    (c) The underwriting was a firm commitment
    underwriting?                                       Yes_x__    No____



    (d) With respect to any issue of securities
     other than Eligible Municipal Securities,
    was the issuer of such secutrities to be
    purchased in continuous operation for not
    less than three years, including the operation
    of any predecessors; or with respect to any
    issue of Eligible Municipal Securities to
    be purchased, were the securities sufficiently
    liquid that they could be sold at or near
    their carrying value within a reasonably
    short period of time and either: (i) were
    subject to no greater than moderate credit
    risk; or (ii) if the issuer of the municipal
    securities, or the entity supplying the revenues
    from which the issue is to be paid, had been in
    continuous operation for less than three years
   (including the operation of any predecessors)
    the securities were subject to a minimal
    or low amount of credit risk?            Yes____    No____    N/A_x__